                                                                      Exhibit 11

                                                        [LOGO OF LINCOLN
                                                                 ---------------
                                                                 Financial Group
                                                                 Lincoln Life]

Robert A. Picarello
Vice President and General Counsel
 of Life Insurance and Retirement Services
350 Church Street
Hartford, CT 06103-1106
Telephone: (860) 466-1603
Facsimile: (860) 466-1778

April 7, 2006

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0506

Re: Lincoln Life Flexible Premium Variable Life Account S (the "Account") The Lincoln National Life Insurance Company
      File No. 333-125790; 811-09241; CIK: 0001080299
      Post-Effective Amendment No. 1, Form N-6

Dear Sir or Madam:

As Vice President and General Counsel of Life Insurance and Retirement Services of The Lincoln National Life Insurance Company ("Company"), I am familiar with the actions of the Board of Directors of the Company establishing the Account and its method of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933 (and amendments thereto) for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.

In the course of preparing this opinion, I have reviewed the Certificate of Incorporation and the By-Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on such review, I am of the opinion that the variable life insurance policies (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.

I further consent to the use of this opinion as an Exhibit to said Post-Effective Amendment No. 1 to the Registration Statement and to the reference to me under the heading "Experts" in said Registration Statement, as amended.

Very truly yours,

/s/ Robert A. Picarello
-----------------------
Robert A. Picarello
Vice President and General Counsel
 of Life Insurance and Retirement Services